Exhibit 99(a)

Information Relating to Part II, Item 14 – Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution by Genesee & Wyoming Inc. (“G&W”) of 4,000,000 shares of Class A Common Stock, par value $0.01 per share (“Shares”), and up to 600,000 Shares that may be issued pursuant to an underwriters’ option to purchase additional Shares from G&W pursuant to the Registration Statement on Form S-3 (File No. 333-206943) filed on September 14, 2015, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (the “SEC”) registration fee.

Total
SEC registration fee under the Securities Act	$39,985.50
Printing expenses	100,000.00
Legal fees and expenses	650,000.00
Accountants’ fees and expenses	120,000.00
Transfer Agent fees	5,000.00
Listing fees	25,000.00

Total	$939,985.50